As filed with the Securities and Exchange Commission on

                                January 27, 2003

                               File No. 811-07603


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940

                              AMENDMENT NO. 15 |X|


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
               ---------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.
                     ---------------------------------------
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (809) 949-2001

                                 Richard S. Wood
                  Standish Mellon Asset Management Company LLC
                             Mellon Financial Center
                                One Boston Place
                           Boston, Massachusetts 02108
                  --------------------------------------------
                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTES

This Amendment No. 15 to the Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 8b-16 thereunder. However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

This Amendment relates only to the Standish Select Value Portfolio, Standish Small Cap Growth Portfolio, Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio, and does not affect the registration of any other series of the Registrant.


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

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Select Value Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Select Value Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 27, 2003


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH SELECT VALUE PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SELECT VALUE PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Investors Bank and Trust Company, 200 Clarendon Street, Boston Massachusetts 02116, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, 200 Clarendon Street, Boston Massachusetts 02116.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7. SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser") in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated January  27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                         STANDISH SELECT VALUE PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Select Value Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SELECT VALUE PORTFOLIO.

                                                                          PAGE

Portfolio History....................................................      B-1
Description of the Portfolio and Its Investments and Risks...........      B-1
Management of the Portfolio..........................................      B-2
Control Persons and Principal Holders of Securities..................      B-3
Investment Advisory and Other Services...............................      B-3
Brokerage Allocation and Other Practices.............................      B-3
Capital Stock and Other Securities...................................      B-4
Purchase, Redemption and Pricing of Securities Being Offered.........      B-4
Taxation of the Portfolio............................................      B-4
Underwriters.........................................................      B-7
Calculation of Performance Data......................................      B-7
Financial Statements.................................................      B-7

ITEM 11. PORTFOLIO HISTORY.

        Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the

Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Simonds, Windham and Wood, and Mdmes. Banfield, Kane, Kneeland and Hultgren who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company (the "Adviser") or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 2002, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2003:

                                             Pension or
                                             Retirement
                            Aggregate         Benefits       Total Compensation
                          Compensation    Accrued as Part           from
                            from the      of Portfolio's     Portfolio and Other
 Name of Trustee            Portfolio         Expenses        Funds in Complex*
 ---------------            ---------         --------        -----------------
 Samuel C. Fleming            $1,877            0                  $45,875
 Benjamin M. Friedman         $1,877            0                  $45,875
 John H. Hewitt               $1,877            0                  $45,875
 Caleb Loring, III            $2,014            0                  $50,875
 Richard S. Wood                   0            0                        0

----------

* As of the date of this Part B there were 24 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2002.


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

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Select Value Fund beneficially owned substantially all of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Select Value Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital

Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the

Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.


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

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

      Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent accountants. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2002 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on November 29, 2002; File no. 811-04813; accession numbers 0000897436-02-000332).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish International Equity Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish International Equity Fund (the "International Equity Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2003


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH INTERNATIONAL EQUITY PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH INTERNATIONAL EQUITY PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Investors Bank and Trust Company, 200 Clarendon Street, Boston Massachusetts 02116, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Portfolio had not offered any interests. It is expected that when the Portfolio does offer interests, the Fund and the Dreyfus Premier International Equity Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, 200 Clarendon Street, Boston Massachusetts 02116.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7. SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas

Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                     STANDISH INTERNATIONAL EQUITY PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish International Equity Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH INTERNATIONAL EQUITY PORTFOLIO.

                                                                          PAGE

Portfolio History....................................................      B-1
Description of the Portfolio and Its Investments and Risks...........      B-1
Management of the Portfolio..........................................      B-2
Control Persons and Principal Holders of Securities..................      B-3
Investment Advisory and Other Services...............................      B-3
Brokerage Allocation and Other Practices.............................      B-3
Capital Stock and Other Securities...................................      B-4
Purchase, Redemption and Pricing of Securities Being Offered.........      B-4
Taxation of the Portfolio............................................      B-4
Underwriters.........................................................      B-7
Calculation of Performance Data......................................      B-7
Financial Statements.................................................      B-7

ITEM 11. PORTFOLIO HISTORY.

        Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Simonds, Wood and Windham, and Mdmes. Banfield, Kane, Kneeland and Hultgren who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2002, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2003:

                                            Pension or
                                            Retirement
                           Aggregate         Benefits       Total Compensation
                         Compensation    Accrued as Part           from
                           from the      of Portfolio's     Portfolio and Other
Name of Trustee            Portfolio         Expenses        Funds in Complex*
---------------            ---------         --------        -----------------
Samuel C. Fleming           $1,039            0                   $45,875
Benjamin M. Friedman        $1,039            0                   $45,875
John H. Hewitt              $1,039            0                   $45,875
Caleb Loring, III           $1,124            0                   $50,875
Richard S. Wood                  0            0                         0

----------

* As of the date of this Part B there were 24 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2002.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, no interests in the Portfolio have been offered. Accordingly, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) no interests of the Portfolio. When interests in the Portfolio are offered, it is expected that the International Equity Fund and the Dreyfus Premier International Equity Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would control the Portfolio. Accordingly, the Feeder Funds may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The International Equity Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier International Equity Fund will be a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as

Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

      Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

As a newly formed series of the Portfolio Trust, the Portfolio does not yet have financial statements. Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers, LLP the Portfolio's independent accountants, which will contain the financial statements for the Portfolio, when they become available.

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish International Small Cap Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish International Small Cap Fund (the "International Small Cap Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2003


                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                   STANDISH INTERNATIONAL SMALL CAP PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH INTERNATIONAL SMALL CAP PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Investors Bank and Trust Company, 200 Clarendon Street, Boston Massachusetts 02116, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Portfolio had not offered any interests. It is expected that when the Portfolio does offer interests, the Fund and the Dreyfus Premier International Small Cap Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, 200 Clarendon Street, Boston Massachusetts 02116.

        Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7. SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas

Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                   STANDISH INTERNATIONAL SMALL CAP PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish International Small Cap Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH INTERNATIONAL SMALL CAP PORTFOLIO.

                                                                           PAGE

Portfolio History....................................................      B-1
Description of the Portfolio and Its Investments and Risks...........      B-1
Management of the Portfolio..........................................      B-2
Control Persons and Principal Holders of Securities..................      B-3
Investment Advisory and Other Services...............................      B-3
Brokerage Allocation and Other Practices.............................      B-3
Capital Stock and Other Securities...................................      B-4
Purchase, Redemption and Pricing of Securities Being Offered.........      B-4
Taxation of the Portfolio............................................      B-4
Underwriters.........................................................      B-7
Calculation of Performance Data......................................      B-7
Financial Statements.................................................      B-7

ITEM 11. PORTFOLIO HISTORY.

        Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Simonds, Wood and Windham, and Mdmes. Banfield, Kane, Kneeland and Hultgren who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2002, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth an estimate of the compensation to be paid to the Portfolio Trust's Trustees by the Portfolio during the Portfolio's fiscal year ending September 30, 2003:

                                            Pension or
                                            Retirement
                           Aggregate         Benefits        Total Compensation
                         Compensation     Accrued as Part           from
                           from the       of Portfolio's     Portfolio and Other
Name of Trustee            Portfolio         Expenses        Funds in Complex*
---------------            ---------         --------        -----------------
Samuel C. Fleming            $658              0                   $45,875
Benjamin M. Friedman         $658              0                   $45,875
John H. Hewitt               $658              0                   $45,875
Caleb Loring, III            $704              0                   $50,875
Richard S. Wood                 0              0                         0

----------
* As of the date of this Part B there were 24 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2002.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, no interests in the Portfolio have been offered. Accordingly, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) no interests of the Portfolio. When interests in the Portfolio are offered, it is expected that the International Small Cap Fund and the Dreyfus Premier International Small Cap Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would control the Portfolio. Accordingly, the Feeder Funds may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The International Small Cap Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier International Small Cap Fund will be a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as

Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

      Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

As a newly formed series of the Portfolio Trust, the Portfolio does not yet have financial statements. Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers, LLP the Portfolio's independent accountants, which will contain the financial statements for the Portfolio, when they become available.

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Small Cap Growth Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Small Cap Growth Fund (the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein as the "Prospectus" and "SAI," respectively.

Dated January 27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                       STANDISH SMALL CAP GROWTH PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAP GROWTH PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Investors Bank and Trust Company, 200 Clarendon Street, Boston Massachusetts 02116, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Fund beneficially owned substantially all of the then outstanding interests in the Portfolio and therefore controlled the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, 200 Clarendon Street, Boston Massachusetts 02116.

      Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7. SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by Standish Mellon Asset Management Company LLC, the Portfolio's investment adviser (the "Adviser") in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated January  27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                       STANDISH SMALL CAP GROWTH PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Small Cap Growth Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAP GROWTH PORTFOLIO.

                                                                           PAGE

Portfolio History....................................................      B-1
Description of the Portfolio and Its Investments and Risks...........      B-1
Management of the Portfolio..........................................      B-2
Control Persons and Principal Holders of Securities..................      B-3
Investment Advisory and Other Services...............................      B-3
Brokerage Allocation and Other Practices.............................      B-3
Capital Stock and Other Securities...................................      B-4
Purchase, Redemption and Pricing of Securities Being Offered.........      B-4
Taxation of the Portfolio............................................      B-4
Underwriters.........................................................      B-7
Calculation of Performance Data......................................      B-7
Financial Statements.................................................      B-7

ITEM 11. PORTFOLIO HISTORY.

        Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the

Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Simonds, Windham and Wood, and Mdmes. Banfield, Kane, Kneeland and Hultgren who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with Standish Mellon Asset Management Company (the "Adviser") or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year ended September 30, 2002, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 2002:

                                            Pension or
                                            Retirement
                           Aggregate         Benefits       Total Compensation
                         Compensation    Accrued as Part           from
                           from the      of Portfolio's     Portfolio and Other
Name of Trustee            Portfolio         Expenses        Funds in Complex*
---------------            ---------         --------        -----------------
Samuel C. Fleming           $1,218            0                  $45,875
Benjamin M. Friedman        $1,218            0                  $45,875
John H. Hewitt              $1,218            0                  $45,875
Caleb Loring, III           $1,278            0                  $50,875
Richard S. Wood                  0            0                        0

----------
* As of the date of this Part B there were 24 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2002.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) less than 1% of the then outstanding interests of the Portfolio. As of the date of this Part B, the Standish Small Cap Growth Fund beneficially owned substantially all of the then outstanding interests of the Portfolio and therefore controlled the Portfolio. Accordingly, the Fund may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Standish Small Cap Growth Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital

Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the

Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

      Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers LLP, the Portfolio's independent accountants. The financial statements of the Portfolio, a series of the Portfolio Trust (the "Registrant"), are incorporated by reference from the Annual Reports to interest holders for the year ended September 30, 2002 which are attached to and incorporated by reference into Parts B included herewith. (The Annual Reports to Shareholders were filed electronically on November 29, 2002; File no. 811-04813; accession numbers 0000897436-02-000332).

                                EXPLANATORY NOTE

Throughout this Part A and Part B of Standish Small Cap Value Portfolio (the "Portfolio"), a series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), specified information concerning the Portfolio and the Portfolio Trust is incorporated by reference from the most recently effective post-effective amendment to the Registration Statement on Form N-1A (File Nos. 33-8214 and 811-4813) of Standish, Ayer & Wood Investment Trust (the "Trust") that relates to and includes the prospectus and statement of additional information of Standish Small Cap Value Fund (the "Small Cap Value Fund" or the "Fund"). Further, to the extent that information concerning the Portfolio and/or the Portfolio Trust is so incorporated and the Trust files, pursuant to Rule 497 under the Securities Act of 1933, as amended (the "1933 Act"), a revised prospectus or statement of additional information of the Fund or a supplement to the Fund's prospectus or statement of additional information that amends such incorporated information, then the amended information contained in such Rule 497 filing is also incorporated herein by reference. The Fund's current prospectus and statement of additional information, as amended, revised or supplemented from time to time, are referred to herein collectively as the "Prospectus" and "SAI," respectively.

Dated: January 27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                       STANDISH SMALL CAP VALUE PORTFOLIO

                                     PART A

THIS PART A DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN STANDISH SMALL CAP VALUE PORTFOLIO.

The Portfolio's Part B, of even date herewith, is incorporated by reference into this Part A.

Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the Prospectus: "Risk/Return Summary," "The Funds' Investments and Related Risks," and "Fund Details - Master/feeder structure."

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

                                   MANAGEMENT

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's management from "The Investment Advisers" in the Prospectus.

Administrator of the Portfolio. Investors Bank and Trust Company, 200 Clarendon Street, Boston Massachusetts 02116, serves as the administrator to the Portfolio (the "Portfolio Administrator") pursuant to a written administration agreement with the Portfolio Trust on behalf of the Portfolio. The Portfolio Administrator provides the Portfolio Trust with office space for managing its affairs, and with certain clerical services and facilities. The Portfolio's administration agreement can be terminated by either party on not more than 60 days' written notice.

                                  ORGANIZATION

The Portfolio Trust is a no-load, open-end management investment company which was organized as a master trust fund under the laws of the State of New York on January 18, 1996. Beneficial interests in the Portfolio Trust are divided into separate sub-trusts or series, each having distinct investment objectives and policies, one of which, the Portfolio, is described herein. Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Portfolio Trust may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

                                CAPITAL STRUCTURE

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

The Portfolio Trust was organized as a trust under the laws of the State of New York on January 18, 1996. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Portfolio Trust. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will not be liable for the obligations of the Portfolio although they will bear the risk of loss of their entire respective interests in the Portfolio. However, there is a risk that interest-holders in the Portfolio may be held personally liable as partners for the Portfolio's obligations. Because the Portfolio Trust's Declaration of Trust disclaims interest-holder liability and provides for indemnification against such liability, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Portfolio Trust reserves the right to create and issue any number of series, in which case investments in each series would participate equally in earnings and assets of the particular series.

Investments in the Portfolio have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth above. The Portfolio Trust is not required and has no current intention to hold annual meetings of investors, but the Portfolio Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the aggregate value of the Portfolio Trust's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

As of the date of this Part A, the Portfolio had not offered any interests. It is expected that when the Portfolio does offer interests, the Fund and the Dreyfus Premier Small Cap Equity Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would be deemed to control the Portfolio.

Inquiries concerning the Portfolio should be made by contacting the Portfolio at the Portfolio Trust's registered office in care of the Portfolio Administrator, 200 Clarendon Street, Boston Massachusetts 02116.

        Please see Item 7 for a discussion of the Portfolio's dividend policy.

ITEM 7. SHAREHOLDER INFORMATION

                       PRICING OF SECURITIES BEING OFFERED

The Portfolio Trust incorporates by reference information concerning the calculation of the Portfolio's net asset value from "Investment and Account Information - Valuation of shares" in the Prospectus.

The net asset value of the Portfolio is computed in U.S. dollars each day on which the New York Stock Exchange ("NYSE") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act). Currently, the NYSE is not open on weekends, New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas

Day. This determination is made as of the close of regular trading on the NYSE which is normally 4:00 p.m., New York time (the "Valuation Time"). If the NYSE closes early, the Portfolio accelerates calculation of NAV and transaction deadlines to that time.

The Portfolio's portfolio securities are valued at the last sale prices, on the valuation date, on the exchange or national securities market on which they are primarily traded. Securities not listed on an exchange or national securities market, or securities for which there were no reported transactions, are valued at the last quoted bid prices. Securities for which quotations are not readily available and all other assets are valued at fair value as determined in good faith by the Adviser in accordance with procedures approved by the Trustees of the Portfolio Trust. Money market instruments with less than sixty days remaining to maturity when acquired by the Portfolio are valued on an amortized cost basis unless the Trustees determine that amortized cost does not represent fair value. If the Portfolio acquires a money market instrument with more than sixty days remaining to its maturity, it is valued at current market value until the sixtieth day prior to maturity and will then be valued at amortized cost based upon the value on such date unless the Trustees determine during such sixty-day period that amortized cost does not represent fair value.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Business Day. At each Valuation Time on each such Business Day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, will then be effected. The investor's percentage of the aggregate beneficial interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Valuation Time, on such Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the Valuation Time, on the following Business Day.

                      PURCHASE OF SECURITIES BEING OFFERED

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the 1933 Act. See "Management, Organization and Capital Structure" above.

An investment in the Portfolio may be made without a sales load by certain eligible investors. All investments are made at the net asset value next determined after an order and payment for the investment is received by the Portfolio or its agent by the designated cutoff time for each accredited investor. There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio Trust's custodian bank by a Federal Reserve Bank). The Portfolio Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

                     REDEMPTION OF SECURITIES BEING OFFERED

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined after receipt by the Portfolio or its agent, by the close of regular trading (normally 4:00 p.m. Eastern Time) on the NYSE or, as of such earlier times at which the Portfolio's net asset value is calculated on each Business Day, by a withdrawal request in proper form. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within five Business Days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on such exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

                           DIVIDENDS AND DISTRIBUTIONS

The net income of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles ("Net Income"). Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the Net Income of the Portfolio is allocated pro rata among the investors in the Portfolio. The Net Income is accrued daily and reflected in each investor's interest in the Portfolio.

                                TAX CONSEQUENCES

Under the anticipated method of operation of the Portfolio, it is expected that the Portfolio will not be subject to any U.S. federal or state income tax. However, any investor in the Portfolio that is subject to U.S. federal income taxation will take into account its share (as determined in accordance with the governing instrument of the Portfolio) of the Portfolio's items of income, gain, loss, deduction and credit in determining its income tax liability, if any. The determination of such share will be made in a manner that is intended to comply with the Internal Revenue Code of 1986, as amended (the "Code"), and applicable tax regulations.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that any investor in the Portfolio that is otherwise eligible to be treated as a regulated investment company should be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its investment securities (as such term is used in the 1940 Act) in the Portfolio.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

                     MULTIPLE CLASS AND MASTER-FEEDER FUNDS

The Portfolio Trust incorporates by reference information concerning the master-feeder structure from "Fund Details - Master/feeder structure" in the Prospectus.

Dated: January 27, 2003

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                       STANDISH SMALL CAP VALUE PORTFOLIO

                                     PART B

ITEM 10. COVER PAGE AND TABLE OF CONTENTS.

This Part B expands upon and supplements the information contained in Part A of Standish Small Cap Value Portfolio (the "Portfolio"), a separate investment series of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"). This Part B should be read in conjunction with such Part A. NEITHER PART A NOR THIS PART B CONSTITUTES AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY BENEFICIAL INTERESTS IN THE STANDISH SMALL CAP VALUE PORTFOLIO.

                                                                           PAGE

Portfolio History....................................................      B-1
Description of the Portfolio and Its Investments and Risks...........      B-1
Management of the Portfolio..........................................      B-2
Control Persons and Principal Holders of Securities..................      B-3
Investment Advisory and Other Services...............................      B-3
Brokerage Allocation and Other Practices.............................      B-3
Capital Stock and Other Securities...................................      B-4
Purchase, Redemption and Pricing of Securities Being Offered.........      B-4
Taxation of the Portfolio............................................      B-4
Underwriters.........................................................      B-7
Calculation of Performance Data......................................      B-7
Financial Statements.................................................      B-7

ITEM 11. PORTFOLIO HISTORY.

        Not applicable.

ITEM 12. DESCRIPTION OF THE PORTFOLIO AND ITS INVESTMENTS AND RISKS.

Part A contains additional information about the investment objective and policies of the Portfolio. This Part B should be read only in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Portfolio may invest, the investment policies and portfolio strategies that the Portfolio may utilize and certain risks attendant to those investments, policies and strategies.

The Portfolio Trust incorporates by reference the information concerning the Portfolio's investment objective, policies and restrictions from the following sections of the SAI: "Investment Objectives and Policies" and "Investment Restrictions."

ITEM 13. MANAGEMENT OF THE PORTFOLIO.

Trustees and Officers of the Portfolio Trust. The Trustees of the Portfolio Trust are identical to the Trustees of the Trust. The officers of the Portfolio Trust are Messrs. Anderson, Simonds, Wood and Windham, and Mdmes. Banfield, Kane, Kneeland and Hultgren who hold the same office with the Portfolio Trust as with the Trust. The Portfolio Trust incorporates by reference the information concerning the management of the Portfolio and the Portfolio Trust from "Management" in the SAI.

Compensation of Trustees and Officers. The Portfolio Trust pays no compensation to the Trustees of the Portfolio Trust that are affiliated with the Adviser or to the Portfolio Trust's officers. None of the Trustees or officers have engaged in any financial transactions with the Portfolio Trust or the Adviser during the fiscal year September 30, 2002, except that certain Trustees and officers who are directors and officers of the Adviser, may from time to time, purchase additional shares of common stock of Mellon Financial Corporation, the publicly traded indirect parent company of the Adviser.

The following table sets forth all compensation paid to the Portfolio Trust's Trustees as of the Portfolio's fiscal year ended September 30, 2002:

                                           Pension or
                                           Retirement
                           Aggregate        Benefits        Total Compensation
                         Compensation    Accrued as Part           from
                           from the      of Portfolio's     Portfolio and Other
Name of Trustee            Portfolio         Expenses        Funds in Complex*
---------------            ---------         --------        -----------------
Samuel C. Fleming           $706              0                   $45,875
Benjamin M. Friedman        $706              0                   $45,875
John H. Hewitt              $706              0                   $45,875
Caleb Loring, III           $765              0                   $50,875
Richard S. Wood                0              0                         0

----------
* As of the date of this Part B there were 24 registered investment companies (or series thereof) in the fund complex, nine of which were series of the Portfolio Trust. Total compensation is based on historical data for the year ended December 31, 2002.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of the date of this Part B, no interests in the Portfolio have been offered. Accordingly, the Trustees and officers of the Portfolio Trust as a group beneficially owned (i.e., had voting and/or investment power) no interests of the Portfolio. When interests in the Portfolio are offered, it is expected that the Small Cap Value Fund and the Dreyfus Premier Small Cap Equity Fund (the "Feeder Funds") will beneficially own substantially all of the then outstanding interests of the Portfolio and therefore would control the Portfolio. Accordingly, the Feeder Funds may be able to take actions with respect to the Trust (i.e., elect Trustees or approve an advisory agreement) without the approval of other investors in the Portfolio. The Small Cap Value Fund is a separate diversified series of the Standish, Ayer & Wood Investment Trust, an open-end investment company, located at One Boston Place, Boston, MA 02108. The Dreyfus Premier Small Cap Equity Fund will be a separate diversified series of the Dreyfus Premier Stock Fund, a newly formed open-end investment company, located at 200 Park Avenue, New York, NY 10166.

Registered investment companies investing in the Portfolio have informed the Portfolio that whenever such an investor is requested to vote on matters pertaining to the fundamental policies of the Portfolio, the investment company will hold a meeting of shareholders and will cast its votes as instructed by the company's shareholders.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's investment advisory and other services from "Management" in the SAI.

Custodian. Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian of all cash and securities of the Portfolio.

Independent Accountants. PricewaterhouseCoopers LLP, 160 Federal Street, Boston, MA 02110, serves as independent accountants for the Portfolio Trust and will audit the Portfolio's financial statements annually.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's brokerage allocation and other practices from "Portfolio Transactions" in the SAI.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio Trust incorporates by reference the section entitled "The Portfolio and Its Investors" in the SAI.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

Beneficial interests in the Portfolio are issued solely in transactions that are exempt from registration under the Securities Act of 1933. See "Management, Organization and Capital Structure," "Shareholder Information - Purchase of Securities Being Offered" and "Redemption of Securities Being Offered" in Part A.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's pricing of interests being offered from "Determination of Net Asset Value" in the SAI.

The Portfolio intends to pay redemption proceeds in cash for all interests redeemed but, under certain conditions, the Portfolio may make payment wholly or partly in portfolio securities. The Portfolio will select such securities in a manner it considers equitable, regardless of the composition of the Portfolio's portfolio at the time of the redemption in-kind. Portfolio securities paid upon withdrawal or reduction of an interest-holder's investment in the Portfolio will be valued at their then current market value. The Portfolio Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act which limits the Portfolio's obligation to make cash redemption payments to any investor during any 90-day period to the lesser of $250,000 or 1% of the Portfolio's net asset value at the beginning of such period. An investor may incur brokerage costs in converting portfolio securities received upon redemption to cash. The Portfolio intends that it will not redeem an investor's interest in-kind except in circumstances in which the particular investor is permitted to redeem in-kind or in the event that the particular investor completely withdraws its interest in the Portfolio.

ITEM 19. TAXATION OF THE PORTFOLIO.

The Portfolio Trust incorporates by reference information concerning the Portfolio's and the Portfolio Trust's tax status from "Taxation" in the SAI.

There are certain tax issues that will be relevant to only certain of the investors, such as investors who contribute assets rather than cash to the Portfolio. It is intended that such contributions of assets will not be taxable, provided certain requirements are met. Such investors are advised to consult their own tax advisors as to the tax consequences of an investment in the Portfolio.

Non-U.S. Investors

The following is a discussion of the principal U.S. federal income tax consequences of an investment in the Portfolio by an entity that is organized or established under Non-U.S. laws and that is or would be properly classified as a corporation under the entity classification principles of U.S. tax law (a "Foreign Investor"). This discussion assumes that, without considering the effect, if any, of an investment in the Portfolio, the Foreign Investor will not be engaged in a trade or business in the U.S. and that the Foreign Investor will not have any activities in or connections with the U.S. other than its investment in the Portfolio. This discussion also assumes that the Portfolio will be classified as a partnership for U.S. federal income tax purposes.

The Portfolio intends to operate so that Foreign Investors in the Portfolio would not be considered to be engaged in a trade or business in the U.S. solely as a result of investing in the Portfolio, under special U.S. federal income tax provisions applicable to certain entities the principal business of which is trading in stocks or securities for their own account. Consequently, it is anticipated that a Foreign Investor in the Portfolio will generally not incur any U.S. taxes in respect of the ownership or disposition of its interest in the Portfolio, including upon the allocation or distribution to it of the ordinary income and capital gains realized by the Portfolio, with the exception described in the next sentence. Foreign Investors may be subject to nonresident alien withholding tax (which would be withheld by the Portfolio or its agent and paid to U.S. tax authorities) at the rate of 30% (or a reduced rate if an income tax treaty rate reduction is available) on certain amounts that are from U.S. sources and are treated as ordinary income allocated to them by the Portfolio, except to the extent a U.S. withholding tax exemption may be available. Such an exemption will generally be available principally for (i) interest income that qualifies as "portfolio interest" under U.S. tax law, (ii) other interest from certain short-term debt obligations or bank deposits, and (iii) interest and dividends that are treated as non-U.S. source income under the Internal Revenue Code of 1986, as amended (the "Code") (e.g., in general, interest or dividends paid with respect to the Portfolio's investments in stock or securities of non-U.S. companies or non-U.S. governmental entities, which may be subject to withholding or other taxes imposed by the countries in which such issuers are located). Such an exemption will not, however, be available for dividend income the Portfolio receives with respect to its investments in stock of U.S. corporations, certain U.S.-source interest that does not qualify as interest described in clauses (i) or (ii) of the previous sentence, and possibly certain other income. U.S. withholding taxes could also apply to gains attributable to any interests held by the Portfolio in U.S. real property other than interests held solely as a creditor, but the Portfolio anticipates that it will generally not hold the types of interest in U.S. real property to which these withholding taxes apply.

If the Portfolio were considered to be engaged in a U.S. trade or business for U.S. federal income tax purposes, any Foreign Investor in the Portfolio would also be considered to be engaged in a U.S. trade or business and would be subject to U.S. federal income tax on its allocable share of any income of the Portfolio which is considered to be effectively connected with such U.S. trade or business ("Effectively Connected Income"). The tax on Effectively Connected Income would be imposed on a net basis at the rates applicable to U.S. taxpayers generally (and the after-tax amount of such income could also be subject to a separate branch profits tax at a 30% rate). The Portfolio would be required to withhold tax from the portion of its Effectively Connected Income which is allocable to Foreign Investors at the highest rates applicable to U.S. taxpayers (whether or not distributions are made by the Portfolio to such Foreign Investors during the taxable year). To the extent the income of the Portfolio constitutes Effectively Connected Income, a Foreign Investor may also be subject to U.S. federal income tax on some or all of the gain it recognizes on the disposition of its interest in the Portfolio. The Portfolio intends to operate in a manner that will not result in any significant portion of the Portfolio's income being treated as Effectively Connected Income, although it is possible that the Portfolio could receive some Effectively Connected Income to the extent, if any, it invests in a partnership or trust that earns such income or holds certain interests in U.S. real property.

The U.S. nonresident alien withholding taxes which may be applicable to a Foreign Investor's allocable share of some of the Portfolio's income might in some cases be reduced or eliminated under a tax treaty between the U.S. and the foreign country of which the Foreign Investor is a resident, if that country has an income tax treaty with the U.S., the Foreign Investor qualifies for benefits under that treaty, the treaty applies to investments made through partnership entities like the Portfolio, and any other applicable requirements can be satisfied. Prospective Foreign Investors should consult their tax advisors regarding the potential applicability to them of an income tax treaty and the procedures for qualifying for treaty benefits.

Massachusetts Taxation

A Foreign Investor or U.S. investor that is properly classified as a corporation under U.S. federal and Massachusetts tax principles (collectively, an "Investor") might be required to pay Massachusetts corporate excise tax if the Investor or the Portfolio has sufficient activities in or contacts with the Commonwealth of Massachusetts ("tax nexus") to be subject to Massachusetts taxing jurisdiction. The Portfolio intends to conduct its operations so that it should not have tax nexus with Massachusetts and, consequently, an Investor that is not otherwise subject to Massachusetts taxation should not become subject to Massachusetts taxation solely by virtue of investing in the Portfolio. It should be noted that, under present Massachusetts tax law, an Investor that qualifies as a RIC under the federal income tax provisions incorporated in Massachusetts law will not be required to pay any Massachusetts income or Massachusetts corporate excise or franchise tax even if tax nexus with Massachusetts does exist as a result of investing in the Portfolio.

ITEM 20. UNDERWRITERS.

      Not applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA.

      Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

As a newly formed series of the Portfolio Trust, the Portfolio does not yet have financial statements. Investors will receive the Portfolio's unaudited semi-annual reports and annual reports audited by PricewaterhouseCoopers, LLP the Portfolio's independent accountants, which will contain the financial statements for the Portfolio, when they become available.

                     STANDISH, AYER & WOOD MASTER PORTFOLIO

                                     PART C

ITEM 23. EXHIBITS.

      (a1). Declaration of Trust of the Registrant.(1)

      (a2). Establishment and Designation of Series for Standish Small Capitalization Equity Portfolio II.(2)

      (a3). Establishment and Designation of Series for Standish Diversified Income Portfolio.(4)

      (a4). Establishment and Designation of Series for Standish Short-Term Asset Reserve Portfolio.(5)

      (a5). Amendment to the Declaration of Trust to change the name of the Standish Small Capitalization Equity Portfolio II to Standish Small Cap Growth Portfolio.(6)

      (a6). Amendment to the Declaration of Trust to change the name of the Standish Diversified Income Portfolio to Standish World High Yield Portfolio. (7)

      (a7). Amendment to the Declaration of Trust to change the name of the Standish Equity Portfolio to Standish Select Value Portfolio.(8)

      (a8). Amendment to the Declaration of Trust to change the name of the Standish World High Yield Portfolio to Standish High Yield Bond Portfolio. (10)

      (a9). Establishment and Designation of Series for Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio. (+)

      (b1). ByLaws of the Registrant.(1)

      (c).  Not applicable.

      (d1). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Fixed Income Portfolio, and Standish, Ayer & Wood, Inc. ("Standish").(1)

      (d2). Form of Investment Advisory Agreement between the Registrant, with respect to Standish Equity Portfolio, and Standish.(1)

      (d3). Form of Investment Advisory Agreement between the Registrant, with respect to Global Fixed Income Portfolio, and Standish International Management Company, L.P. ("SIMCO").(1)

      (d4). Investment Advisory Agreement between the Registrant with respect to Standish Small Capitalization Equity Portfolio II and Standish.(2)

      (d5). Investment Advisory Agreement between the Registrant with respect to Standish Diversified Income Portfolio and SIMCO.(4)

      (d6). Investment Advisory Agreement between the Registrant with respect to Standish Short-Term Asset Reserve Portfolio and SIMCO.(5)

      (d7). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish Global Fixed Income Portfolio. (8)

      (d8). Substitution and Assumption Agreement among Standish, Ayer & Wood, Inc., Standish International Management Company, LLC and the Registrant relating to Standish World High Yield Portfolio. (8)

      (d9). Form of Investment Advisory Agreement between the Registrant with respect to Standish Small Cap Value Portfolio and Standish Mellon Asset Management Company LLC. (+)

     (d10). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Equity Portfolio and Standish Mellon Asset Management Company LLC. (+)

     (d11). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Small Cap Portfolio and Standish Mellon Asset Management Company LLC. (+)

      (e).  Not applicable.

      (f).  Not applicable.

      (g1). Master Custody Agreement between the Registrant and Investors Bank & Trust Company.(1)

      (g2). Amendment dated October 5, 1996 to Master Custody Agreement with respect to Standish Small Capitalization Portfolio II.(2)

      (g3). Form of Amendment dated June 2, 1997 to Master Custody Agreement with respect to Standish Diversified Income Portfolio.(4)

      (g4). Form of Amendment to Master Custody Agreement with respect to Standish Short-Term Asset Reserve Portfolio.(5)

      (g5). Form of Amendment to Master Custody Agreement with respect to Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio.(+)

      (h1). Administration Agreement between the Registrant and IBT Trust Company (Cayman) Ltd.(1)

      (h2). Amendment dated October 5, 1996 to the Administration Agreement with respect to Standish Small Capitalization Equity Portfolio II.(2)

      (h3). Form of Amendment dated June 2, 1997 to the Administration Agreement with respect to Standish Diversified Income Portfolio.(4)

      (h4). Form of Amendment dated as of January 28, 2003 to the Administration Agreement with respect to Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio. (+)

      (i).  Not applicable.

      (j).  Consent of Independent Public Accountants. (+)

      (k).  Not applicable.

      (l).  Not applicable.

      (m).  Not applicable.

      (n1). Financial Data Schedule of Standish Select Value Portfolio.(11)

      (n2). Financial Data Schedule of Standish Small Cap Growth Portfolio.(11)

      (o).  Not applicable.

      (p1). Code of Ethics for Standish Ayer & Wood Investment Trust and Standish Ayer & Wood Master Portfolio(9)

      (p2) Code of Ethics for Standish Mellon Asset Management Company LLP and Standish Fund Distributors, L.P. (9)

      (q1)  Power of Attorney for Portfolio Trust (Samuel C. Fleming, Benjamin
            M. Friedman, John H. Hewitt, Caleb Loring III and Richard S.
            Wood)(+)

      (q2)  Power of Attorney for Portfolio Trust (Richard S. Wood) (10)

      (q3)  Power of Attorney for Portfolio Trust (Beverly E. Banfield) (+)

      (q4)  Power of Attorney for Portfolio Trust (Steven M . Anderson) (+)

      (q1)  Power of Attorney (Richard S. Wood). (10)

----------
(+)     Filed herewith
(1) Filed as an exhibit to Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 25, 1996 and incorporated by reference herein.
(2) Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on October 10, 1996 and incorporated by reference herein.
(3) Filed as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 1997 and incorporated by reference herein.
(4) Filed as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on June 2, 1997 and incorporated by reference herein.
(5) Filed as an exhibit to Amendment No. 4 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on December 29, 1997 and incorporated by reference herein.
(6) Filed as an exhibit to Amendment No. 9 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2000 and incorporated by reference herein.
(7) Filed as an exhibit to Amendment No. 10 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on May 1, 2000 and incorporated by reference herein.
(8) Filed as an exhibit to Amendment No. 11 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 31, 2001 and incorporated by reference herein.
(9) Filed as an exhibit to Amendment No. 13 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on January 28, 2002 and incorporated by reference herein.
(10) Filed as an exhibit to Amendment No. 14 to the Registrant's Registration Statement on Form N-1A (File No. 811-07603) on April 30, 2002 and incorporated by reference herein.
(11) Filed on Form NSAR (File No. 811-07603) on November 29, 2002 and incorporated by reference herein.
(+)     Filed herewith.

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

      Not applicable.

ITEM 25. INDEMNIFICATION.

Reference is hereby made to Article V of the Registrant's Declaration of Trust, previously filed as an Exhibit.

Under the Registrant's Declaration of Trust, any past or present Trustee or officer of the Registrant is indemnified to the fullest extent permitted by law against liability and all expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be a party or is otherwise involved by reason of his being or having been a Trustee or officer of the Registrant. The Declaration of Trust of the Registrant does not authorize indemnification where it is determined, in the manner specified in the Declaration, that such Trustee or officer has not acted in good faith in the reasonable belief that his actions were in the best interest of the Registrant. Moreover, the Declaration does not authorize indemnification where such Trustee or officer is liable to the Registrant or its investors by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by any such Trustee, officer or controlling person against the Registrant in connection with the securities being registered, and the Commission is still of the same opinion, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

Standish Mellon Asset Management Company LLC:

The business and other connections of the officers and Directors of Standish, the investment adviser to all series of the Registrant are listed on the Form ADV of Standish as currently on file with the Commission (File No. 801-60527). The following sections of each such Form ADV are incorporated herein by reference:

            (a) Items 1 and 2 of Part 2;

            (b) Section IV, Business Background, of each Schedule D.

ITEM 27. PRINCIPAL UNDERWRITERS.

      Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS.

The Registrant maintains the records required by Section 31(a) of the Investment Company Act of 1940 and Rules 31a-1 to 31a-3 inclusive thereunder at its registered office, located in care of IBT Trust Company (Cayman) Ltd., The Bank of Nova Scotia Building, George Town, Grand Cayman, Cayman Islands, British West Indies. Certain records, including records relating to the Registrant's shareholders and the physical possession of its securities, may be maintained pursuant to Rule 31a-3 at the main offices of the Registrant's custodian.

ITEM 29. MANAGEMENT SERVICES.

      Not applicable.

ITEM 30. UNDERTAKINGS.

      Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the town of Hampton, New Hampshire on the 27th day of January, 2003.

                                         STANDISH, AYER & WOOD
                                         MASTER PORTFOLIO

                                         By:  /s/ Scott B. Simonds
                                              --------------------
                                              Name: Scott B. Simonds
                                              Title: Assistant Vice President

                                  EXHIBIT INDEX

EXHIBIT NO.                  DESCRIPTION

        (a9). Establishment and Designation of Series for Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio.

        (d9). Form of Investment Advisory Agreement between the Registrant with respect to Standish Small Cap Value Portfolio and Standish Mellon Asset Management Company LLC.

        (d10). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Equity Portfolio and Standish Mellon Asset Management Company LLC.

        (d11). Form of Investment Advisory Agreement between the Registrant with respect to Standish International Small Cap Portfolio and Standish Mellon Asset Management Company LLC.

        (g5). Form of Amendment to Master Custody Agreement with respect to Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio.

        (h4). Form of Amendment dated as of January 28, 2003 to the Administration Agreement with respect to Standish Small Cap Value Portfolio, Standish International Equity Portfolio and Standish International Small Cap Portfolio.

        (J)    Consent of Independent Public Accountants

        (q1) Power of Attorney for Portfolio Trust (Samuel C. Fleming, Benjamin M. Friedman, John H. Hewitt, Caleb Loring III and Richard S. Wood)

        (q3)   Power of Attorney for Portfolio Trust (Beverly E. Banfield)

        (q4)   Power of Attorney for Portfolio Trust (Steven M. Anderson)

                     STANDISH, AYER & WOOD MASTER PORTFOLIO

                           Certificate of Designation

      The undersigned, being the Secretary of Standish, Ayer & Wood Master Portfolio (the "Portfolio Trust"), a trust with non-transferable Interests, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Portfolio Trust by Article VI, ss.6.2 of the Agreement and Declaration of Trust, dated January 18, 1996 (the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on June 21 and 22, 2002, the Declaration of Trust is amended as set forth in this Certificate of Designation.

      A There is hereby established and designated the following three additional Series of the Portfolio Trust: "Standish Small Cap Value Portfolio"; "Standish International Equity Portfolio"; and "Standish International Small Cap Portfolio" (each, a "New Series").

      B The Interests in each New Series separately have the following relative rights and preferences:

            (1) ASSETS BELONGING TO NEW SERIES. All consideration received by the Portfolio Trust for the issue or sale of Interests in the New Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in a separate trust for the benefit of the Holders of Interests in the New Series and shall irrevocably belong to the New Series for all purposes, and shall be so recorded upon the books of account of the Portfolio Trust.

            Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" the New Series. No Series shall have any right to or interest in the assets belonging to the New Series, and no Holder shall have any right or interest with respect to the assets belonging to any Series in which it does not hold an Interest.

            (2) LIABILITIES BELONGING TO NEW SERIES. The assets belonging to the New Series shall be charged with the liabilities in respect of the New Series and all expenses, costs, charges and reserves attributable to the New Series. The liabilities, expenses, costs, charges and reserves so charged to the New Series are herein referred to as "liabilities belonging to "the New Series". No other Series shall be liable for or charged with the liabilities belonging to the New Series, and no Holder shall be subject to any liabilities belonging to any Series in which it does not hold an Interest.

            (3) VOTING. On each matter submitted to a vote of the Holders, each Holder shall be entitled to a vote proportionate to its Interest as recorded on the books of the Portfolio Trust. Each Series shall vote as a separate class except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect the interest of all Series, only the Holders in the one or more affected Series shall be entitled to vote. On each matter submitted to a vote of the Holders, a Holder may apportion its vote with respect to a proposal in the same proportion as its own shareholders voted with respect to that proposal.

      C The assets and liabilities of the Portfolio Trust existing on the date hereof shall, not including the New Series as provided in paragraph B above, remain allocated among the Series designated as Standish Fixed Income Portfolio, Standish Global Fixed Income Portfolio, Standish High Yield Bond Portfolio, Standish Select Value Portfolio, Standish Small Cap Growth Portfolio and Standish Short-Term Asset Reserve Portfolio.

      D The Trustees shall have the right at any time and from time to time to reallocate the assets and expenses or to change the designation of any Series now or hereafter created, or to otherwise change the relative rights and preferences of any such Series, provided that such change shall not adversely affect the rights of Holders.

      E The Interests of the Portfolio Trust outstanding on the date set forth in the resolution of the Trustees establishing and designating each New Series of the Portfolio Trust shall remain classified as Interests of the Series designated as:

            Standish Fixed Income Portfolio

            Standish Global Fixed Income Portfolio

            Standish High Yield Bond Portfolio

            Standish International Equity Portfolio

            Standish International Small Cap Portfolio

            Standish Select Value Portfolio

            Standish Small Cap Growth Portfolio

            Standish Small Cap Value Portfolio

            Standish Short-Term Asset Reserve Portfolio

      F The Trustees shall have exclusive power without the requirement of Holder approval to establish and designate additional Series of the Portfolio Trust and, subject to the provisions of the Declaration of Trust and the 1940 Act, to fix and determine the rights of Holders of Interests in such Series, including with respect to the price, terms and manner of purchase and redemption, dividends and other distributions, rights on liquidation, sinking or purchase fund provisions, conversion rights and conditions under which the Holders of the several Series shall have separate voting rights or no voting rights.

      G All capitalized terms not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust. The Trustees further direct that, upon the execution of this Certificate of Designation, the Portfolio Trust take all necessary action to file a copy of this Certificate of Designation at any place required by law or by the Declaration of Trust.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation in Narragansett, Rhode Island this 24th day of January, 2003.

                                            STANDISH, AYER & WOOD
                                            MASTER PORTFOLIO


                                            By:  /s/ Beverly E. Banfield
                                                 -----------------------
                                                 Beverly E. Banfield
                                            Its: Vice President and Secretary

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of this 28th day of January, 2003, between Standish, Ayer & Wood Master Portfolio, an unincorporated trust organized under the laws of the State of New York (the "Trust"), and Standish Mellon Asset Management Company LLC, a Delaware limited liability company (the "Adviser").

                                   WITNESSETH:

      WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the assets held by the Trustees of the Trust may be divided into separate portfolios, each with its own separate investment portfolio, investment objectives, policies and purposes; and

      WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to Standish Small Cap Value Portfolio (the "Portfolio"), a separate portfolio of the Trust, and the Adviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Appointment of the Adviser.

      The Trust hereby appoints the Adviser to act as investment adviser of the Portfolio for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor and shall, unless expressly otherwise provided, have no authority to act for or represent the Portfolio in any way nor shall otherwise be deemed an agent of the Portfolio.

2. Duties of the Adviser.

      (a) The Adviser, at its expense, will furnish continuously an investment program for the Portfolio, will determine, subject to the overall supervision and review of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio will be held uninvested, and shall, on behalf of the Trust, make changes in the investments of the Portfolio. Subject always to the supervision of the Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and Bylaws and of the 1940 Act, the Adviser will also manage, supervise and conduct the other affairs and business of the Portfolio and matters incidental thereto. Notwithstanding the foregoing, the Adviser shall not be required to perform any such non-investment advisory services that may, in the opinion of counsel to the Trust, cause the Portfolio to be engaged in a

"trade or business within the United States," as such term is defined in Section 864 of the Internal Revenue Code of 1986, or any successor statute. The Adviser, and any affiliates thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered hereunder are not impaired.

      (b) The Portfolio shall bear the expenses of its operations, including legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of shareholder notices and reports, typesetting and printing of registration and financial statements for regulatory purposes and for distribution to shareholders, bookkeeping and interest pricing expenses, fees and disbursements of the Trust's custodian, administrator, transfer and dividend disbursing agent or registrar, or interest and other like expenses properly payable by the Trust.

3. Compensation of the Adviser.

      (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of 0.80% of the Portfolio's average daily net asset value. Such fees shall be accrued when computed and payable monthly. For purposes of calculating such fees, the Portfolio's average daily net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Portfolio's current prospectus and statement of additional information.

      (b) The compensation payable to the Adviser hereunder for any period less than a full month during which this Agreement is in effect shall be prorated according to the proportion which such period bears to a full month.

4. Limitation of Liability of the Adviser.

      The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with any investment policy or the purchase, sale or retention of any securities on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Portfolio by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

5. Term and Termination.

      (a) This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until January 28, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually: (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Portfolio, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Adviser, on sixty days' written notice to the other party.

      (c) This Agreement shall automatically and immediately terminate in the event of its assignment as defined in the 1940 Act.

6. Limitation of Liability.

      The term "Standish, Ayer & Wood Master Portfolio" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated January 18, 1996, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, interestholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and the interestholders of the Portfolio and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and interestholders nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                    STANDISH SMALL CAP VALUE PORTFOLIO
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------


                                    STANDISH MELLON ASSET MANAGEMENT COMPANY LLC
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of this 28th day of January, 2003, between Standish, Ayer & Wood Master Portfolio, an unincorporated trust organized under the laws of the State of New York (the "Trust"), and Standish Mellon Asset Management Company LLC, a Delaware limited liability company (the "Adviser").

                                   WITNESSETH:

      WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the assets held by the Trustees of the Trust may be divided into separate portfolios, each with its own separate investment portfolio, investment objectives, policies and purposes; and

      WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to Standish International Equity Portfolio (the "Portfolio"), a separate portfolio of the Trust, and the Adviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Appointment of the Adviser.

      The Trust hereby appoints the Adviser to act as investment adviser of the Portfolio for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor and shall, unless expressly otherwise provided, have no authority to act for or represent the Portfolio in any way nor shall otherwise be deemed an agent of the Portfolio.

2. Duties of the Adviser.

      (a) The Adviser, at its expense, will furnish continuously an investment program for the Portfolio, will determine, subject to the overall supervision and review of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio will be held uninvested, and shall, on behalf of the Trust, make changes in the investments of the Portfolio. Subject always to the supervision of the Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and Bylaws and of the 1940 Act, the Adviser will also manage, supervise and conduct the other affairs and business of the Portfolio and matters incidental thereto. Notwithstanding the foregoing, the Adviser shall not be required to perform any such non-investment advisory services that may, in the opinion of counsel to the Trust, cause the Portfolio to be engaged in a

"trade or business within the United States," as such term is defined in Section 864 of the Internal Revenue Code of 1986, or any successor statute. The Adviser, and any affiliates thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered hereunder are not impaired.

      (b) The Portfolio shall bear the expenses of its operations, including legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of shareholder notices and reports, typesetting and printing of registration and financial statements for regulatory purposes and for distribution to shareholders, bookkeeping and interest pricing expenses, fees and disbursements of the Trust's custodian, administrator, transfer and dividend disbursing agent or registrar, or interest and other like expenses properly payable by the Trust.

3. Compensation of the Adviser.

      (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of 0.80% of the Portfolio's average daily net asset value. Such fees shall be accrued when computed and payable monthly. For purposes of calculating such fees, the Portfolio's average daily net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Portfolio's current prospectus and statement of additional information.

      (b) The compensation payable to the Adviser hereunder for any period less than a full month during which this Agreement is in effect shall be prorated according to the proportion which such period bears to a full month.

4. Limitation of Liability of the Adviser.

      The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with any investment policy or the purchase, sale or retention of any securities on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Portfolio by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

5. Term and Termination.

      (a) This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until January 28, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually: (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Portfolio, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Adviser, on sixty days' written notice to the other party.

      (c) This Agreement shall automatically and immediately terminate in the event of its assignment as defined in the 1940 Act.

6. Limitation of Liability.

      The term "Standish, Ayer & Wood Master Portfolio" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated January 18, 1996, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, interestholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and the interestholders of the Portfolio and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and interestholders nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                    STANDISH INTERNATIONAL EQUITY PORTFOLIO
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------


                                    STANDISH MELLON ASSET MANAGEMENT COMPANY LLC
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------

                          INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made as of this 28th day of January, 2003, between Standish, Ayer & Wood Master Portfolio, an unincorporated trust organized under the laws of the State of New York (the "Trust"), and Standish Mellon Asset Management Company LLC, a Delaware limited liability company (the "Adviser").

                                   WITNESSETH:

      WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the assets held by the Trustees of the Trust may be divided into separate portfolios, each with its own separate investment portfolio, investment objectives, policies and purposes; and

      WHEREAS, the Adviser is engaged in the business of rendering investment advisory and management services, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

      WHEREAS, the Trust desires to retain the Adviser to furnish investment advisory services to Standish International Small Cap Portfolio (the "Portfolio"), a separate portfolio of the Trust, and the Adviser is willing to furnish such services;

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Appointment of the Adviser.

      The Trust hereby appoints the Adviser to act as investment adviser of the Portfolio for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor and shall, unless expressly otherwise provided, have no authority to act for or represent the Portfolio in any way nor shall otherwise be deemed an agent of the Portfolio.

2. Duties of the Adviser.

      (a) The Adviser, at its expense, will furnish continuously an investment program for the Portfolio, will determine, subject to the overall supervision and review of the Trustees of the Trust, what investments shall be purchased, held, sold or exchanged by the Portfolio and what portion, if any, of the assets of the Portfolio will be held uninvested, and shall, on behalf of the Trust, make changes in the investments of the Portfolio. Subject always to the supervision of the Trustees of the Trust and to the provisions of the Trust's Agreement and Declaration of Trust and Bylaws and of the 1940 Act, the Adviser will also manage, supervise and conduct the other affairs and business of the Portfolio and matters incidental thereto. Notwithstanding the foregoing, the Adviser shall not be required to perform any such non-investment advisory services that may, in the opinion of counsel to the Trust, cause the Portfolio to be engaged in a

"trade or business within the United States," as such term is defined in Section 864 of the Internal Revenue Code of 1986, or any successor statute. The Adviser, and any affiliates thereof, shall be free to render similar services to other investment companies and other clients and to engage in other activities, so long as the services rendered hereunder are not impaired.

      (b) The Portfolio shall bear the expenses of its operations, including legal and auditing services, taxes and governmental fees, certain insurance premiums, costs of shareholder notices and reports, typesetting and printing of registration and financial statements for regulatory purposes and for distribution to shareholders, bookkeeping and interest pricing expenses, fees and disbursements of the Trust's custodian, administrator, transfer and dividend disbursing agent or registrar, or interest and other like expenses properly payable by the Trust.

3. Compensation of the Adviser.

      (a) As full compensation for the services and facilities furnished by the Adviser under this Agreement, the Trust agrees to pay to the Adviser a fee at the annual rate of 1.00% of the Portfolio's average daily net asset value. Such fees shall be accrued when computed and payable monthly. For purposes of calculating such fees, the Portfolio's average daily net asset value shall be determined by taking the average of all determinations of net asset value made in the manner provided in the Portfolio's current prospectus and statement of additional information.

      (b) The compensation payable to the Adviser hereunder for any period less than a full month during which this Agreement is in effect shall be prorated according to the proportion which such period bears to a full month.

4. Limitation of Liability of the Adviser.

      The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio in connection with any investment policy or the purchase, sale or retention of any securities on the recommendation of the Adviser; provided, however, that nothing herein contained shall be construed to protect the Adviser against any liability to the Portfolio by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement.

5. Term and Termination.

      (a) This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until January 28, 2005 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved annually: (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940
Act) of the Portfolio, and, in either event, (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

      (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio or by the Adviser, on sixty days' written notice to the other party.

      (c) This Agreement shall automatically and immediately terminate in the event of its assignment as defined in the 1940 Act.

6. Limitation of Liability.

      The term "Standish, Ayer & Wood Master Portfolio" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust dated January 18, 1996, as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, interestholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and the interestholders of the Portfolio and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and interestholders nor such execution and delivery by such officer shall be deemed to have been made by any of them, but shall bind only the trust property of the Trust as provided in the Agreement and Declaration of Trust.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                    STANDISH INTERNATIONAL SMALL CAP PORTFOLIO
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------


                                    STANDISH MELLON ASSET MANAGEMENT COMPANY LLC
Attest:

                                    By:
-----------------------------            ---------------------------------------

                                    Its:
                                          --------------------------------------

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.

                                                January 23, 2003

Investors Bank & Trust Company
One First Canadian Place
King Street West, Suite 2000
P.O. Box231
Toronto, Canada M5X 1C8

      Re: Custodian Agreement (the "Agreement")

Ladies and Gentlemen:

      Attached is an amendment to Appendix A (the "Amendment") to the Agreement between Standish, Ayer & Wood Master Portfolio (the "Trust") and you. Pursuant to ss.17 of the Agreement, the Trust proposes that the Agreement be amended to include three additional series of the Trust named in the Amendment in bold.

      Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

                                            Very truly yours,


Standish, Ayer & Wood Master Portfolio      Investors Bank & Trust Company


By:_______________________________          By:_______________________________



Name:_____________________________          Name:_____________________________



Title:____________________________          Title:____________________________

                               CUSTODIAN AGREEMENT

                 between Standish, Ayer & Wood Master Portfolio
                       and Investors Bank & Trust Company

                                   APPENDIX A

                        (Revised as of January 27, 2003)

                         Standish Fixed Income Portfolio
                         Standish Select Value Portfolio
                     Standish Global Fixed Income Portfolio
                     Standish International Equity Portfolio
                   Standish International Small Cap Portfolio
                       Standish High Yield Bond Portfolio
                       Standish Small Cap Growth Portfolio
                       Standish Small Cap Value Portfolio
                   Standish Short-Term Asset Reserve Portfolio

                     STANDISH, AYER & WOOD MASTER PORTFOLIO
                                  P.O. Box 501
                            George Town, Grand Cayman
                              Cayman Island, B.W.I.

                                                January 23, 2003

IBT Trust Company (Cayman), Ltd.
The Bank of Nova Scotia Building
Cardinal Avenue
George Town
Cayman, Cayman Islands, B.W.I.

      Re: Administration Agreement (the "Agreement")

Ladies and Gentlemen:

      Attached is Appendix A (the "Amendment") to the Agreement between Standish, Ayer & Wood Master Portfolio (the "Trust") and you. Pursuant to ss.23 of the Agreement, the Trust proposes that the Agreement be amended to include three additional series of the Trust named in the Amendment in bold.

      Please indicate your acceptance of the foregoing by executing the four originals of this letter agreement, returning two to the Trust and retaining two for your records.

                                            Very truly yours,


Standish, Ayer & Wood Master Portfolio      IBT Trust Company (Cayman), Ltd.


By:_______________________________          By:_______________________________



Name:_____________________________          Name:_____________________________



Title:____________________________          Title:____________________________

                            ADMINISTRATION AGREEMENT

                 between Standish, Ayer & Wood Master Portfolio
                      and IBT Trust Company (Cayman), Ltd.

                                   APPENDIX A

                        (Revised as of January 27, 2003)

                         Standish Fixed Income Portfolio
                         Standish Select Value Portfolio
                     Standish Global Fixed Income Portfolio
                     Standish International Equity Portfolio
                   Standish International Small Cap Portfolio
                       Standish High Yield Bond Portfolio
                       Standish Small Cap Growth Portfolio
                       Standish Small Cap Value Portfolio
                   Standish Short-Term Asset Reserve Portfolio